Exhibit 99.1

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Michelle M. Gray
Chief Financial Officer	Director of Marketing
260-427-7150	260-427-7100
rick.sawyer@towerbank.net	michelle.gray@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS
EARNINGS OF $0.17 PER SHARE

FORT WAYNE, INDIANA – APRIL 24, 2008 – Tower Financial Corporation (NASDAQ: TOFC) today announced first quarter 2008 net income of $711,000, or $0.17 per diluted share, compared with net income of $177,000, or $0.04 per share, for the year-ago quarter.

First quarter highlights include:

•	In-market deposits grew by $8.3 million during the period, which annualizes to 6.3 percent.

•	Minimal loan loss provision expense of $300,000, or 21 bps annualized on average loans.

•
Assets under management in Tower Trust Company increased 5 percent from the first quarter 2007 to $603.1 million.  While the growth was minimized by market conditions, the number of accounts grew by 28 percent during the same time frame.

•	The bank executed a sale of its interest rate floor for a net pre-tax gain of $723,000, which will be amortized over the remaining original term that runs through July 2009.

Chairman and Chief Executive Officer, Don Schenkel stated, “We are pleased to return the Company to profitability with our highest earnings since the fourth quarter of 2006.  However, we are not satisfied, and we still have a lot of hard work in front of us.  We need to continue focusing on lowering our non-performing assets, growing our in-market deposits, and aggressively pursue and expand profitable client relationships”.

Effective April 25, 2008, Chief Lending Officer, Darrell Jaggers has resigned his position.  Mr. Jaggers made this decision based on a desire to focus on his family and begin slowing down professionally with an eye towards retirement in the next few years.  Mike Cahill, President and Chief Executive Officer of Tower Bank, will absorb these duties in the interim, and we expect to replace the Chief Lending Officer from within the current management team.

At the same time, the Company has reduced its workforce by eight FTE’s (full-time equivalent employees), to adjust to an appropriate level of overhead given the current economic climate.  These reductions, along with the resignation of Mr. Jaggers, will cause one-time charges to the second quarter of $200,000.  These changes will result in annual savings of approximately $900,000, which will begin to be recognized in the third quarter of 2008.

Balance Sheet
Company assets were $691.2 million at March 31, 2008, a decrease of $15.3 million, or 2.2 percent from December 31, 2007, and an increase of $8.2 million, or 1.2 percent from March 31, 2007.  The decrease in assets during the first quarter was primarily attributable to a decrease in loans of $16.0 million.  The primary changes to the loan portfolio were the sale of a $3.2 million loan related to our Indianapolis office, the sale of a $2.2 million non-performing loan, and the non-renewal of a $4.6 million commercial real estate loan.

Deposits were $587.7 million at March 31, 2008, a decrease of $13.0 million from December 31, 2007.  The decrease in deposits was the net result of $8.3 million of in-market deposit growth along with the reduction of out-of-market CD’s of $21.3 million due to lower funding needs.  The in-market growth was comprised of $3.4 million of growth in core, non-CD accounts (demand deposit, savings, interest-bearing checking, and money market accounts) and $4.9 million of growth in CDs.

Shareholders' equity was $49.4 million at March 31, 2008, an increase of 2.5 percent from the $48.2 million reported at December 31, 2007. Tower’s Tier 1 and risk-based capital ratios remain above “well-capitalized” levels, increasing slightly from year-end to 11.35 percent and 12.51 percent, respectively.  Period-end common shares outstanding were 4,056,769. The Company purchased 6,000 shares of Treasury stock during the quarter as part of its Stock Repurchase Plan.  Since the plans inception in May 2007, the Company has repurchased 59,036 shares of the 65,000 shares authorized.

Operating Statement
Total revenue, consisting of net interest income and noninterest income, was $6.7 million for the first quarter of 2008, the same as reported for the year-ago quarter and the fourth quarter 2007. First quarter 2008 net interest income decreased to $5.1 million, a decline of 3.1 percent compared to the first quarter 2007, and a decline of 2.7 percent compared to the fourth quarter 2007. The increase in non-performing loans during late 2007, along with a significant drop in the prime rate during the first quarter of 2008, caused the net interest margin to drop to 3.15 percent from 3.42 percent one year ago and from 3.19 percent for the fourth quarter 2007. The company has a liability sensitive balance sheet; however, this will manifest itself over the balance of the year versus in the short term.

Noninterest income accounted for approximately 24 percent of total revenue. For the first quarter, noninterest income was $1.64 million, up 10.2 percent from the $1.49 million reported in the first quarter of 2007 and up 11.1 percent from the $1.48 million reported in the fourth quarter 2007. Trust and brokerage fees of $894,000 accounted for 55 percent of first quarter noninterest income; they grew 5.7 percent compared to the first quarter 2007, but decreased 4.7 percent compared to the fourth quarter 2007.  The decrease from the linked quarter was primarily related to market conditions.  Currently, Tower Private Advisors manages $603.1 million in combined trust and brokerage assets, an increase of 4.9 percent above the $574.7 million of combined assets reported for the year-ago quarter. While growth in assets was minimal, the number of trust and brokerage accounts at the end of the first quarter 2008 was 1,589, a 28.8 percent increase from 1,234 accounts one year ago.  Service charges for the Bank were $321,000, a 21.1 percent increase from the first quarter 2007, and a 25.1 percent increase from the fourth quarter 2007.  Loan broker fees were $61,000, a 109.1 percent increase from the first quarter 2007, and a decrease of 46.0 percent from the fourth quarter 2007.

First quarter noninterest expense increased $317,000, or 6.1 percent, from the first quarter 2007 and $154,000, or 2.9 percent from the fourth quarter 2007.  The primary causes related to increased FDIC insurance premiums and increased occupancy and equipment expenses related to the addition of our expansion in Warsaw. Salary and benefit expenses account for 56 percent of the total noninterest expenses for the quarter. While salaries and benefits increased by 3.0 percent from the first quarter in 2007, this category decreased by 4.0 percent from the fourth quarter 2007.

Asset Quality
Nonperforming assets plus delinquencies at period end were $22.4 million, or 3.25 percent of total assets. This compares with $6.5 million, or 0.96 percent of assets, for the year-ago period and with $20.0 million, or 2.84 percent of assets on December 31, 2007.  The increase during the first quarter of $2.4 million was primarily the net result of the disposition of a $2.2 million loan and the addition of a $4.6 million residential development loan.  We feel that we have adequate reserves on the $4.6 million development loan through our collateral and outside investor guarantees.  Net recoveries were $527,000 for the quarter compared with net charge-offs of $633,000 in the first quarter of 2007.

Tower's allowance for loan losses was 1.61 percent of total loans at March 31, 2008, an increase from 1.43 percent of total loans at December 31, 2007.  The increase was the net result of a reduction on loan outstandings of $16.0 million, net recoveries of $527,000, and loan loss provision of $300,000.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with two subsidiaries: Tower Bank & Trust Company, a community bank headquartered in Fort Wayne; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in local real estate values; changes in the national and local economy; and other factors, including various risk factors identified and described in the Corporation’s Annual Report on Form 10-K, quarterly reports of Form 10-Q and in other periodic reports we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.
# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At March 31, 2008 and December 31, 2007

	(unaudited)
	March 31	December 31
	2008	2007
ASSETS
Cash and due from banks	$14,464,669	$25,913,449
Short-term investments and interest-earning deposits	8,588,209	1,781,161
Federal funds sold	10,011,579	6,135,779
Total cash and cash equivalents	33,064,457	33,830,389

Securities available for sale, at fair value	68,794,701	65,227,694
FHLBI and FRB stock	3,589,700	3,589,700
Loans Held for Sale	686,529	3,189,545

Loans	562,234,854	575,744,207
Allowance for loan losses	(9,035,370)	(8,208,162)
Net loans	553,199,484	567,536,045

Premises and equipment, net	9,597,339	9,549,233
Accrued interest receivable	2,781,066	3,246,455
Bank Owned Life Insurance	11,362,127	11,258,517
Other assets	8,132,962	9,065,564

Total assets	$691,208,365	$706,493,142

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$69,643,584	$71,705,395
Interest-bearing	518,090,945	528,984,076
Total deposits	587,734,529	600,689,471
	-	-
Federal Home Loan Bank advances	32,200,000	35,100,000
Junior subordinated debt	17,527,000	17,527,000
Accrued interest payable	1,347,760	1,721,972
Other liabilities	2,994,306	3,247,145
Total liabilities	641,803,595	658,285,588

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; issued and outstanding - 4,062,769 shares at December 31, 2007 and 4,043,882 shares at December 31, 2006	39,497,429	39,482,669
Treasury stock, at cost, 53,036 shares at December 31, 2007	(824,447)	(758,827)
Retained earnings	9,740,787	9,208,719
Accumulated other comprehensive income (loss), net of tax of $141,663 at December 31, 2007, $(53,785) at December 31, 2006	991,001	274,993
Total stockholders' equity	49,404,770	48,207,554

Total liabilities and stockholders' equity	$691,208,365	$706,493,142

Tower Financial Corporation
Consolidated Statements of Operations
For the three months ended March 31, 2008 and 2007
(unaudited)

	For the Three Months Ended
	March 31
	2008	2007
Interest income:
Loans, including fees	$9,267,399	$10,318,089
Securities - taxable	614,514	653,946
Securities - tax exempt	214,034	200,775
Other interest income	182,352	219,080
Total interest income	10,278,299	11,391,890
Interest expense:
Deposits	4,642,135	5,675,885
Fed Funds Purchased		-
FHLB advances	274,140	191,744
Trust preferred securities	281,649	281,649
Total interest expense	5,197,924	6,149,278

Net interest income	5,080,375	5,242,612
Provision for loan losses	300,000	1,425,000

Net interest income after provision for loan losses	4,780,375	3,817,612

Noninterest income:
Trust and brokerage fees	894,392	845,883
Service charges	321,210	265,331
Loan broker fees	61,058	29,195
Gain/(Loss) on sale of securities	59,837	-
Other fees	304,277	357,138
Total noninterest income	1,640,774	1,497,547

Noninterest expense:
Salaries and benefits	3,086,398	2,995,501
Occupancy and equipment	758,315	688,194
Marketing	150,202	79,043
Data processing	280,758	227,949
Loan and professional costs	243,650	358,813
Office supplies and postage	114,032	123,385
Courier service	89,465	100,810
Business Development	154,873	157,753
Communication Expense	70,792	74,755
FDIC Insurance Premiums	167,514	16,901
Other expense	362,785	339,192
Total noninterest expense	5,478,784	5,162,296

Income before income taxes	942,365	152,863
Income taxes expense	231,193	(23,750)

Net income	$711,172	$176,613

Basic earnings per common share	$0.18	$0.04
Diluted earnings per common share	$0.17	$0.04
Average common shares outstanding	4,062,145	4,068,657
Average common shares and dilutive potential common shares outstanding	4,088,684	4,163,169

Dividends declared per share	$0.044	$0.044

Tower Financial Corporation
Consolidated Financial Highlights
First Quarter 2008
(unaudited)

	Quarterly					Year-To-Date
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
($ in thousands except for share data)	2008	2007	2007	2007	2007	2008	2007

EARNINGS
Net interest income	$5,080	5,223	5,488	5,583	5,251	5,080	5,251
Provision for loan loss	$300	2,825	5,246	1,500	1,425	300	1,425
NonInterest income	$1,641	1,477	1,409	1,430	1,489	1,641	1,489
NonInterest expense	$5,479	5,325	4,941	5,303	5,162	5,479	5,162
Net income	$711	(784)	(2,208)	217	177	711	177
Basic earnings per share	$0.18	(0.19)	(0.54)	0.05	0.04	0.18	0.04
Diluted earnings per share	$0.17	(0.19)	(0.54)	0.05	0.04	0.17	0.04
Average shares outstanding	4,062,145	4,070,766	4,063,750	4,073,678	4,065,657	4,062,145	4,065,657
Average diluted shares outstanding	4,088,684	4,070,766	4,063,750	4,146,386	4,163,169	4,088,684	4,163,169

PERFORMANCE RATIOS
Return on average assets *	0.41%	-0.45%	-1.25%	0.12%	0.11%	0.41%	0.11%
Return on average common equity *	5.91%	-6.32%	-17.52%	1.69%	1.41%	5.96%	1.41%
Net interest margin (fully-tax equivalent) *	3.15%	3.19%	3.31%	3.44%	3.43%	3.15%	3.43%
Efficiency ratio	81.52%	79.48%	71.64%	75.62%	76.59%	81.52%	76.59%
Full-time equivalent employees	184.25	190.00	193.00	192.75	191.75	184.25	191.75

CAPITAL
Equity to assets	7.15%	6.82%	6.91%	7.20%	7.52%	7.15%	7.52%
Regulatory leverage ratio	9.33%	9.19%	9.34%	9.91%	10.28%	9.33%	10.28%
Tier 1 capital ratio	11.35%	10.92%	11.03%	11.37%	11.81%	11.35%	11.81%
Total risk-based capital ratio	12.51%	12.08%	12.15%	12.47%	12.97%	12.51%	12.97%
Book value per share	$12.18	11.87	12.01	12.44	12.62	12.18	12.62
Cash dividend per share	$0.044	0.044	0.044	0.044	0.044	0.044	0.044

ASSET QUALITY
Net charge-offs	$(527)	1,797	5,241	1,987	633	(527)	633
Net charge-offs to average loans *	-0.37%	1.24%	3.54%	1.36%	0.47%	-0.37%	0.47%
Allowance for loan losses	$9,035	8,208	7,180	7,176	7,663	9,035	7,663
Allowance for loan losses to total loans	1.61%	1.43%	1.24%	1.23%	1.35%	1.61%	1.35%
Nonperforming loans	$20,358	18,594	7,116	4,845	5,239	20,358	5,239
Other real estate owned (OREO)	$1,527	1,452	645	744	744	1,527	744
Nonperforming assets (NPA)	$21,886	20,046	7,761	5,589	5,983	21,886	5,983
90+ Day delinquencies	$547	0	14	81	564	547	564
NPAs plus 90 Days delinquent	$22,432	20,046	7,775	5,670	6,547	22,432	6,547
NPAs to Total assets	3.17%	2.84%	1.10%	0.80%	0.88%	3.17%	0.88%
NPAs+90 to Total assets	3.25%	2.84%	1.10%	0.81%	0.96%	3.25%	0.96%
NPAs to Loans + OREO	3.88%	3.47%	1.34%	0.96%	1.05%	3.88%	1.05%

END OF PERIOD BALANCES
Total assets	$691,208	706,493	706,914	701,641	683,032	691,208	683,032
Total earning assets	$653,906	655,668	669,988	673,032	651,077	653,906	651,077
Total loans	$562,235	575,744	579,902	581,783	568,481	562,235	568,481
Total deposits	$587,735	600,689	592,854	595,558	589,802	587,735	589,802
Stockholders' equity	$49,405	48,208	48,830	50,536	51,386	49,405	51,386

AVERAGE BALANCES
Total assets	$701,423	698,452	702,538	697,117	664,026	701,423	664,026
Total earning assets	$663,522	660,812	669,524	663,411	633,569	663,522	633,569
Total loans	$570,010	574,266	587,531	585,480	551,000	570,010	551,000
Total deposits	$607,402	595,913	596,140	597,806	575,389	607,402	575,389
Stockholders' equity	$48,427	49,199	50,014	51,579	50,779	48,427	50,779

* annualized for quarterly data